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                                   EXHIBIT 7.1

         We, the signatories of this Amendment No. 1 to the statement on
Schedule 13D to which this Agreement is attached, hereby agree that such Amendment No. 1 is, and any future amendments thereto filed by any of us will be, filed on behalf of each of us.

Dated:   April 11, 2000



HEARST COMMUNICATIONS, INC.                     HEARST HOLDINGS, INC.


By: /s/ James M. Asher                          By: /s/ James M. Asher
   -----------------------------                   -----------------------------
   Name:  James M. Asher                           Name:  James M. Asher
   Title: Senior Vice President,                   Title: Senior Vice President,
          Chief Legal and                                 Chief Legal and
          Development Officer                             Development Officer



HEARST MAGAZINES PROPERTY, INC.                 THE HEARST CORPORATION


By: /s/ John A. Rohan, Jr.                      By: /s/ James M. Asher
   -------------------------                       -----------------------------
   Name:  John A. Rohan, Jr.                       Name:  James M. Asher
   Title: Vice President                           Title: Senior Vice President,
                                                          Chief Legal and
                                                          Development Officer



COMMUNICATIONS DATA SERVICES, INC.              THE HEARST FAMILY TRUST


By: /s/ John A. Rohan, Jr.                      By: /s/ Gilbert C. Maurer
   --------------------------                      ------------------------
   Name:  John A. Rohan, Jr.                       Name:  Gilbert C. Maurer
   Title: Treasurer                                Title: Trustee